BUY-SELL AGREEMENT
BUY-SELL AGREEMENT (this “Agreement”) dated as of September 19, 2014 made by and between NEW MARKET PROPERTIES, LLC, a Maryland limited liability company (“New Market”), and KEYBANK NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”), for the benefit of the Lenders.
W I T N E S S E T H:
A.    New Market currently owns 100% of the membership interests in WOODSTOCK CROSSING CENTER, LLC, a Delaware limited liability company (the “Company”). Administrative Agent has received, pursuant to an Amended and Restated Pledge and Security Agreement, dated as of September 19, 2014, among New Market, Preferred Apartment Communities Operating Partnership, L.P., a Delaware limited partnership (“PACOP”), and certain of its affiliates, as grantors (the “Grantors”), and the Administrative Agent (as the same may be amended, restated or otherwise modified from time to time, the “Security Agreement”), a pledge (the “Ownership Pledge”), from New Market, of 49% of the Company’s ownership interests (the “Pledged Interests”; the Pledged Interests, together with the 51% non-pledged interests, each a “Membership Interest” and collectively, “Membership Interests”).
B.    The Company is governed by the Limited Liability Company Agreement of Woodstock Crossing Center, LLC, dated as of April 16, 2014 (the “Operating Agreement”).
C.    The Company has issued that certain Promissory Note, dated as of August 8, 2014, made payable to Prudential Mortgage Capital Company, LLC (the “Senior Lender”) in the initial aggregate principal amount of $3,150,000 (the “Secured Note”), which Secured Note is secured by the real property and other assets of the Company (all assets of the Company, tangible and intangible, fixed or contingent, referred to herein, collectively, as the “Property”).
D.    PACOP has entered into an Amended and Restated Credit Agreement, dated as of September 19, 2014, among PACOP, as borrower, Preferred Apartment Communities, Inc., a Maryland corporation (“PAC REIT”), the lenders from time to time party thereto (the “Lenders”) and the Administrative Agent (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), pursuant to which PACOP may obtain revolving loans in an amount not to exceed $50,000,000 and a bridge term loan in the original principal amount of up to $45,000,000 (the “Mezzanine Loan Agreement”).
E.    As a condition to making the loans contemplated by the Mezzanine Loan Agreement, the Administrative Agent and the Lenders have required that New Market execute and deliver this Agreement, setting forth the terms on which Administrative Agent can force a sale, by either the Administrative Agent or New Market, of their respective Membership Interests in the Company, one to the other.
NOW, THEREFORE, in consideration of the foregoing, and in order to induce the Lenders to make the loans contemplated by the Mezzanine Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Buy-Sell.
(a)    Following foreclosure of the Pledged Interests by the Administrative Agent, pursuant to the Security Agreement, on as much of the Pledged Interests as Administrative Agent may foreclose on expeditiously and without opposition in accordance with the provisions of the Security Agreement, or, at the Administrative Agent’s election, following an Event of Default under the Loan Agreement and concurrently with the Administrative Agent’s exercise of remedies under the Security Agreement, Administrative Agent may exercise at any time the rights set forth in this Agreement. (For purposes of this Agreement, “foreclosure” shall include any transfer in lieu of foreclosure.)
(b)    To initiate the procedure under this Section 1, Administrative Agent first must offer in writing to sell the entire Membership Interest held by the Administrative Agent (i.e., up to a 49% interest following foreclosure on the Pledged Interests, or 100% of the Administrative Agent’s rights with respect to the Pledged Interests under the Security Agreement, if Administrative Agent elects to exercise the Buy-Sell concurrently with its exercise of rights with respect to the Pledged Interest under the Security Agreement) to New Market in the manner described below (the “Buy-Sell Offer”). The Buy-Sell Offer shall state the amount which Administrative Agent establishes, in its sole discretion, as the value of the Property (the “Buy-Sell Stated Value”). During the fifteen (15) day period beginning on the date that Administrative Agent gives notice of such Buy-Sell Offer (“Option Period”), New Market may elect to purchase Administrative Agent’s Membership Interest for an amount equal to the amount that the Lenders would have received, as both a Member and a creditor of the Company, if the events described in Section 2(a) below had occurred. New Market may exercise such right only by giving unconditional notice thereof to Administrative Agent before the end of the Option Period. If New Market does not validly exercise its right to purchase Administrative Agent’s Membership Interest during the Option Period, New Market shall sell, and the Administrative Agent shall, on behalf of the Lenders, purchase, the Membership Interest of New Market for an amount equal to New Market Sale Price as defined in Section 2 below.
(c)    If New Market validly exercises the option to purchase Administrative Agent’s Membership Interest in accordance with subsection (b) above, New Market shall purchase, and Administrative Agent shall sell, Administrative Agent’s entire Membership Interest for the Administrative Agent Sale Price, as defined in Section 2 below.
(d)    A party who is obligated to purchase the other party’s(ies’) Membership Interest shall make a nonrefundable deposit of ten percent (10%) of the product of (i) the Buy-Sell Stated Value (less the full payoff amount of the Secured Loan and any Mezzanine Loan Deficiency (as defined below)), times (ii) the selling party’s percentage ownership interest in the Company. Administrative Agent shall make such a deposit not later than five (5) days after the end of the Option Period (presuming the option was not exercised), and New Market shall make such deposit to the Escrow Holder (defined below) not later than five (5) days after the date that it exercises the option to purchase. For purposes of this Agreement, the phrase “full payoff amount” shall include all principal and interest and other obligations of borrower under the applicable financing, including any prepayment premium, yield maintenance premium or other charges, calculated in each case as of the closing date hereunder.
(e)    Closing of a purchase under this Agreement shall occur on the date and place that the buying party chooses but not earlier than five (5) and not later than ten (10) days after the end of the Option Period, or as the selling party and the buying party otherwise agree in writing. The closing of a purchase hereunder shall be through a title or escrow company (the “Escrow Holder”) selected by Administrative Agent, and all relevant documents and funds shall be submitted to Escrow Holder in a timely manner, pursuant to escrow instructions of the parties consistent with this Agreement, in order to facilitate the closing. Any escrow fees or charges shall be split 50/50 between Administrative Agent and New Market.
2.    Purchase Price; Closing.
(a)    The total amount which the buying party shall pay the selling party in a purchase shall be the amount that the selling party would have received if the Company (i) sold the Property for an amount equal to the Buy-Sell Stated Value, (ii) satisfied the indebtedness of the Company specifically referred to in subsection (b) below (and no other liabilities) out of the sale proceeds and (iii) distributed the remaining balance to Administrative Agent and New Market in accordance with their respective percentage ownership interests in the Company (i.e., 51%, in the case of New Market, and up to 49%, in the case of Administrative Agent).
(b)    In determining the amount of the liabilities that the Company would pay pursuant to Subsection 2(a)(ii), it shall be assumed that the Company would satisfy (through payment of the full payoff amount), in order, the following liabilities in full (and no others): (i) the Secured Note, and (ii) any Mezzanine Loan Deficiency. As used in this Agreement “Mezzanine Loan Deficiency” shall be determined based upon the actual amount received (or bid or credited, as applicable) by Administrative Agent at a foreclosure sale under and in accordance with the Security Agreement on such Membership Interests as Administrative Agent may foreclose on expeditiously and without opposition; the full payoff amount of the loans evidenced by the Mezzanine Loan Agreement, less the amounts so received, bid or credited, as applicable, shall be the Mezzanine Loan Deficiency. In the event that Administrative Agent has not yet foreclosed on the Pledged Interests, the Mezzanine Loan Deficiency shall be an amount equal to the full outstanding amount of the Mezzanine Loan. Administrative Agent shall provide New Market notice of such foreclosure sale as required by the New York Uniform Commercial Code. New Market hereby fully waives any right to challenge the determination and calculation of such Mezzanine Loan Deficiency.
(c)    As used herein, the “Administrative Agent Sale Price” shall be equal to the sum of (i) the Mezzanine Loan Deficiency, and (ii) any amounts distributable to the Administrative Agent in accordance with Subsection 2(a)(iii) above. The “New Market Sale Price” shall equal only the amounts, if any, distributable to New Market in accordance with Subsection 2(a)(iii) above. Each party hereto expressly acknowledges that while exercise of the rights granted hereunder might require consent of the Senior Lender or might result in a required payoff of the Secured Note, such consent and/or payoff shall not be a condition precedent to exercise and consummation of the transactions contemplated hereby.

(d)    At closing of the purchase of a Membership Interest, the selling party shall assign to the purchasing party such Membership Interest free and clear of all liens, claims, and encumbrances. The Administrative Agent Sale Price or New Market Sale Price, as applicable, shall be paid in immediately available funds. The purchasing party shall assume the obligations of the selling party under the Operating Agreement and all other agreements to which the Company or all of its members are then a party and shall hold the selling party free and harmless from, and will defend and indemnify the selling party against, any and all claims against the Company or arising with respect to the conduct of its business on, or of ownership of, the Property accruing after such closing. The selling party shall hold the purchasing party free and harmless from, and will defend and indemnify the purchasing party against, any and all claims arising with respect to the selling party assigned Membership Interest that have accrued prior to the closing.
3.    Resolution of Conflicts. The provisions of this Agreement shall be binding amongst the parties with respect to their respective Membership Interests, notwithstanding any inconsistent provisions contained in the Operating Agreement.
4.    Expedited Arbitration Process. In the case of any dispute (including a request for enforcement or interpretation) arising under this Agreement, the parties agree that the same shall be resolved, at the request of either party, pursuant to the binding, expedited arbitration process provided for in this Section 4 (the “Arbitration Proceeding”). The arbitration hearing shall commence a maximum of fifteen (15) days after service of a written demand for arbitration and the appointment of the arbitrator, unless such expedited time period is waived by the party making such demand. The arbitrator shall determine the schedule for the Arbitration Proceeding, which shall be completed as expeditiously as possible, but in no event later than forty-five (45) days from service of the written notice of arbitration. If the involved parties have not agreed on an arbitrator within five (5) days after delivery of the arbitration notice, then any of the involved parties may request JAMS, Inc. to name a neutral person who is willing to serve as arbitrator, which arbitrator shall be a retired Georgia state or federal judge. If JAMS, Inc. fails or refuses to act within five (5) days after a party’s request, the presiding judge of the Fulton County Superior Court, acting in his or her judicial capacity, shall name a neutral person who is willing to serve as arbitrator, which arbitrator shall be a retired Georgia state or federal judge. The Arbitration Proceeding shall be conducted in Atlanta, Georgia in accordance with the Georgia Arbitration Code. The determination of the arbitrator shall be final and binding upon the parties to the Arbitration Proceeding and may not be appealed. It is intended that the determination of the arbitrator shall be given full faith and credit by the courts and that the court shall enter enforceable, executable judgment(s) giving effect to the arbitrator’s determination upon the request of any party to the Arbitration Proceeding. Without limiting the foregoing, it is the express intent of the parties that this Agreement be interpreted and enforced to the end that the provisions hereof be fully implemented, and the subject Membership Interests be transferred, expeditiously in accordance with the time period specified herein.
5.    Miscellaneous.
(a)    Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(b)    By accepting the benefits of this Agreement, each Lender acknowledges and agrees that the rights and obligations of the Administrative Agent shall be as set forth in Article IX of the Credit Agreement.
(c)    This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, including via facsimile transmission or other electronic transmission capable of authentication, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.
(d)    No amendment or waiver of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 11.12 of the Credit Agreement, and New Market.
(e)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
(f)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, NEW MARKET CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. NEW MARKET IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR OTHER DOCUMENT RELATED THERETO. NEW MARKET WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.
(g)    NEW MARKET HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND NEW MARKET HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF

THIS SECTION 5(g) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(h)    All notice hereunder shall be in writing and otherwise in accordance with the notice provisions of the Security Agreement.
(i)    Administrative Agent may assign its rights under this Agreement to any acquirer of any Pledged Interests (including any Lender) as the result of a foreclosure of the Ownership Pledge pursuant to the Security Agreement. In the case of any such assignment, all references herein to Administrative Agent as a Member shall mean such acquirer. New Market may not assign its rights hereunder.
(j)    The parties hereto shall each cooperate with the other to take all additional actions and execute and deliver all additional documents necessary or desirable to effectuate the provisions and spirit of this Agreement.
[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Administrative Agent and New Market have executed this Agreement as of the date appearing on the first page of this Agreement.

NEW MARKET:	NEW MARKET PROPERTIES, LLC

By:	Preferred Apartment Advisors, LLC, its manager

    By:    /s/ Jeffrey R. Sprain
    Name: Jeffrey R. Sprain
    Title: General Counsel & Secretary

Signature Page
To
Buy-Sell Agreement (Parkway Town Centre)

ADMINISTRATIVE

AGENT:            KEYBANK NATIONAL ASSOCIATION
By:    /s/ James K. Komperda
Name:    James K. Komperda
Its:    Vice President

Signature Page
To
Buy-Sell Agreement (Parkway Town Centre)